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                       SECURITIES AND EXCHANGE COMMISSION

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                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 MARCH 20, 2000

                            STAR SERVICES GROUP, INC.

             (Exact name of registrant as specified in its charter)

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
             FLORIDA                          0-28779                 65-0893224
  (State or Other Jurisdiction       (Commission File Number)      (I.R.S. Employer
of Incorporation or Organization)                                 Identification No.)
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                            STAR SERVICES GROUP, INC.
                            2075 NORTH POWERLINE ROAD
                          POMPANO BEACH, FLORIDA 33069
                                 (954) 974-3800

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                          (Address and Telephone Number
         of Principal Executive Offices and Principal Place of Business)

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Item 2 - Acquisition or Disposition of Assets

(a) On March 20, 2000, Star Services Group, Inc. ("Star") acquired certain assets of Allied Rolloff Holdings, Inc. ("Allied"), a Florida corporation, pursuant to a Asset Purchase Agreement dated as of February 16, 2000 (the "Agreement").

Star acquired all of the containers, carts and compactors ("Containers"), five motor vehicles and all of the recycling equipment and radios located in the vehicles and equipment, including the radio base station ("Trucks and Joists"), all manual and automated billing systems, all computer hardware including printers, CPU's, keyboards ("Computers and Furniture"), all inventory of parts, tires and accessories, all trade secrets, proprietary rights, symbols, trademarks, logos, and tradenames, and all contractual rights of Allied with its customers.

The estimated purchase price is Nine Hundred Sixty Thousand Four Hundred Dollars ($960,400.00). The components of the purchase price are Two Hundred Thousand Dollars ($200,000.00) for trucks and joists, Three Hundred Ninety-Two Thousand Four Hundred Dollars ($392,400.00) for containers, Ten Thousand Dollars ($10,000.00) for computers and furniture, Fifty-Eight Thousand Dollars ($58,000.00) for restrictive covenants, and Three Hundred Thousand Dollars ($300,000.00) for goodwill.



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In addition, at the Closing, Star entered into Restrictive Covenant Agreements with Allied and its principals Raul Smith, ATF Holdings, Inc., Eduardo Cusco and Raul Sotolongo dated March 1, 2000 restricting among other activities, competing with Star for a period of five years from the closing.

The funds required to pay for the purchased assets of Allied pursuant to the Asset Purchase Agreement were derived from the proceeds of a secured promissory note received in the amount of Five Hundred Thousand Dollars ($500,000.00). The remaining cash outflow of One Hundred Sixty Thousand Four Hundred Dollars ($160,400.00) was withdrawn from the Prudential money market account whose funds were generated from Star's private placement. In addition, Fifty-Nine Thousand Two Hundred and Sixty (59,260) shares of duly registered and freely transferable common stock of Star were issued to Allied. Such shares are to be held in escrow until the final purchase price is determined. The total purchase price is subject to adjustment based on revenues to be generated in the month of August 2000.

(b) Allied is in the business of providing rolloff containers to commercial and individual accounts throughout Dade County, Florida. Star will integrate the assets purchased pursuant to the Asset Purchase Agreement into its existing operations.

Item 7 - Financial Statements and Exhibits

(a)      Financial Statements of the business acquired.

         The financial statements of Allied are not included as part of this filing since the transaction does not meet the significant acquisition requirements.

(b)      Pro Forma Financial Information

         No pro forma financial information is required to be furnished for this acquisition pursuant to Article II of Regulation S-X.

(c)      Exhibits

          1. Asset Purchase Agreement dates as of February 16, 2000 between Star Services Group, Inc. and Allied Rolloff Holdings, Inc.
          2.   Amendment to Asset Purchase Agreement dated March 20, 2000
          3. Restrictive Covenant Agreement dated as of March 1, 2000 by and among Raul Smith and Star
          4. Restrictive Covenant Agreement dated as of March 1, 2000 by and among ATF Holdings, Inc. and Star
          5. Restrictive Covenant Agreement dated as of March 1, 2000 by and among Eduardo Cusco and Star
          6. Restrictive Covenant Agreement dated as of March 1, 2000 by and among Raul Sotolongo and Star

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

                                            Star Services Group, Inc.
                                            (Registrant)

         Dated April 4, 2000                By:  /s/ JACK R. CASAGRANDE
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                                                 Chief Executive Officer
                                                 Chairman of the Board